Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)

----------------------------------------------------------------------------------------------------------
                                                                              Three Months Ended

                                                                           Sept. 27,         Sept. 28,
                                                                             1997               1996
----------------------------------------------------------------------------------------------------------
Net Income (loss)                                                           ($3,409)            $964

Average shares of common stock outstanding during the period                  9,133            8,571
Incremental shares from assumed exercise of stock options, stock
  warrants & employee stock purchase plan (primary)                           1,026              429

Total shares used to calculate PEPS *                                         9,133            9,000

                                                                          ----------        ---------
Primary earnings per share                                                   ($0.37)           $0.11
                                                                          ==========        =========



Net Income (loss)                                                           ($3,409)            964
Interest on Convertible Debt (Net of Taxes)                                     153             184
Amortization of OID (Net of Taxes)                                               33              19
Amortization of Deferred Debt Expense (Net of Taxes)                             80             120

                                                                          ----------        ---------
Adjusted Net Income                                                          (3,143)          1,287
                                                                          ==========        =========


Average shares of common stock outstanding during the period                  9,133           8,571
Incremental shares from assumed exercise of stock options, stock
  warrants & employee stock purchase plan (fully diluted)                     1,026             561
Dilution from Convertible Debt                                                2,561           2,789

Total shares used to calculate FDEPS *                                        9,133          11,921
                                                                          ----------        ---------

Fully Diluted earnings per share                                             ($0.34)          $0.11
                                                                          ==========        =========

* Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.




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Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)




-------------------------------------------------------------------------------------------------------------
                                                                                   Nine Months Ended
                                                                             Sept. 27,          Sept. 28,
                                                                               1997               1996
-------------------------------------------------------------------------------------------------------------
Net Income (loss)                                                            ($2,529)            $1,329

Average shares of common stock outstanding during the period                   9,079              8,022
Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan (primary)                           1,233                304

Total shares used to calculate PEPS *                                          9,079              8,326

                                                                           ----------          ---------

Primary earnings per share                                                    ($0.28)             $0.16
                                                                           ==========          =========


Net Income (loss)                                                             (2,529)             1,329
Interest on Convertible Debt (Net of Taxes)                                      461                548
Amortization of OID (Net of Taxes)                                               109                 79
Amortization of Deferred Debt Expense (Net of Taxes)                             260                345
                                                                           ----------          ---------
Adjusted Net Income                                                           (1,699)             2,301
                                                                           ==========          =========


Average shares of common stock outstanding during the period                   9,079              8,022
Incremental shares from assumed exercise of stock options, stock
  warrants & employee stock purchase plan (primary)                            1,233                478
Dilution from Convertible Debt                                                 2,561              2,789

Total shares used to calculate FDEPS *                                         9,079             11,289
                                                                           ----------          ---------
Fully Diluted earnings per share                                              ($0.19)              $0.20
                                                                           ==========          =========



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